Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into between John North (the “Grantee”) and Lazydays Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to grant to the Grantee certain Restricted Stock Units, as an inducement grant to induce him to accept the position of Chief Executive Officer of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan (as amended, supplemented, restated and/or otherwise modified from time to time, the “Plan”).

2. Grant of Restricted Stock Units. The Company hereby grants to the Grantee the number of Restricted Stock Units set forth on the signature page hereto, subject to, and in accordance with, the terms and conditions of this Agreement (the “RSUs”). The RSUs are not granted under the Plan, but shall be subject to the terms of the Plan in the same manner as if granted thereunder (and the terms of the Plan are incorporated herein by reference).

3. Vesting. The RSUs are unvested as of the Grant Date (as set forth on the signature page hereto) and shall vest only as provided in this Agreement. 35,103 RSUs shall become vested on September 6, 2023, 35,103 RSUs shall become vested on September 6, 2024 and 35,102 RSUs shall become vested on September 6, 2025, in each case, provided that Grantee has not incurred a Termination (as defined in Section 5) prior to the applicable vesting date. There shall be no proportionate or partial vesting in the period between the Grant Date and any scheduled vesting date.

4. Change in Control. In the event of a Change in Control that occurs prior to Grantee’s Termination, the RSUs, to the extent then outstanding and unvested, shall become fully vested immediately prior to the closing of such Change in Control. For purposes of this Agreement, a Change in Control also must satisfy the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii).

5. Termination; Restrictive Covenant Breach.

(a) If the Grantee incurs a Termination as the result of Grantee’s death or by the Company Group due to Grantee’s Disability (as defined in this Section 5), then the then outstanding and unvested RSUs shall become fully vested as of the date of such Termination.

(b) If the Grantee incurs a Termination by the Company Group without Cause (as defined in this Section 5) or by the Grantee for Good Reason (as defined in this Section 5), then (i) all RSUs that are then outstanding and were scheduled to vest during the two year period immediately following the date of such Termination shall become immediately vested upon such Termination and (ii) all RSUs that are then outstanding and were scheduled to vest more than two years after the date of such Termination shall be forfeited immediately upon such Termination with no compensation or payment due to the Grantee or any other Person.

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(c) If (i) the Grantee incurs a Termination by any member of the Company Group for Cause or (ii) the Grantee breaches any restrictive covenants applicable to the Grantee in favor of any member of the Company Group, including non-competition, non-solicitation and confidentiality covenants, then in any such case all of the RSUs, to the extent not settled and whether or not vested, shall terminate and be cancelled immediately upon such Termination or breach, as applicable, with no compensation or payment due to the Grantee or any other Person.

(d) If the Grantee incurs a Termination for any reason not described in Section 5(a), Section 5(b) or Section 5(c), then all RSUs that are outstanding and unvested as of such Termination shall terminate and be cancelled immediately upon such Termination with no compensation or payment due to the Grantee or any other Person.

(e) For purposes of this Agreement, the terms “Cause,” “Disability” and “Good Reason” have the meanings set forth in that certain employment letter agreement between Grantee and the Company, dated as of July 14, 2022 (the “Employment Agreement”), and for the avoidance of doubt, Grantee must follow the procedural requirements set forth in Section 5(a)(v) of the Employment Agreement in order to terminate Grantee’s employment for Good Reason.

(f) For purposes of this Agreement, “Termination” means the termination of the Grantee’s employment such that Grantee is no longer employed by any member of the Company Group, regardless of the reason for such termination and regardless of whether such termination is initiated by the Grantee or by any member of the Company Group. The Committee shall make all determinations regarding whether a Termination has occurred and the reason for such Termination.

6. Settlement. With respect to each RSU that becomes vested under the terms of this Agreement or the Plan, the Grantee shall be provided with one (1) Share in full satisfaction and cancellation of such RSU. Such settlement shall occur within 30 days after the date on which such RSU has become vested under the terms of this Agreement or the Plan.

7. Restrictions on Transfer. The RSUs shall not be transferable, whether or not vested, other than by will or by the laws of descent and distribution.

8. No Rights as a Stockholder. The Grantee shall not have any rights or privileges of a stockholder of the Company (including, without limitation, voting or dividend rights), or be the beneficial owner, with respect to any Shares issuable upon settlement of the RSUs until the time the Grantee has actually been issued such Shares upon settlement of the RSUs and satisfaction of the requirements herein and in the Plan.

9. No Right to Continued Employment or Service. The Grantee understands and acknowledges that this Agreement is not a contract for employment or service with any member of the Company Group, and nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained as an employee of, or provide services to, any member of the Company Group for any period of time or as limiting the right of the members of the Company Group to terminate Grantee’s employment at any time and for any reason without notice.

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10. Representations of the Grantee. The Grantee represents, warrants and covenants to the Company that the Grantee has been furnished and carefully read this Agreement and the Plan, understands the terms hereof and thereof and agrees to be bound by all such terms.

11. Securities Law Compliance; Legend. All certificates or book entries representing the Shares received in settlement of the RSUs shall be subject to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or notations made next to the book entries) to make appropriate references to such restrictions. Notwithstanding anything to the contrary contained herein, Shares may not be issued in settlement of the RSUs unless the Shares issuable upon such settlement are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such issuance would be exempt from registration requirements of the Securities Act and all other applicable state, federal, foreign and other securities laws. No such delay in settlement of the RSUs shall occur for more than 70 days after the vesting of the RSUs.

12. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, negotiations, understandings, representations and proposals, written or oral, between the parties hereto relating to such subject matter. For the avoidance of doubt, the grant of the RSUs and the Company’s entry into this Agreement satisfies all of the Company’s obligations under Section 4(d) of the Employment Agreement and with respect to any other provision of the Employment Agreement relating to Grantee’s RSU Award (as defined in the Employment Agreement).

(b) Amendments. Neither this Agreement nor any provision hereof may be amended except by an agreement in writing executed by the Grantee and a duly authorized officer of the Company (other than the Grantee) on behalf of the Company, provided that the Company may amend this Agreement without the Grantee’s consent if such amendment is required by, or necessary to comply with, applicable law.

(c) Binding Effect of the Agreement. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Grantee and their respective estates, heirs, executors, permitted transferees, successors, permitted assigns and legal representatives.

(d) Provisions Separable. In the event that any provision of this Agreement would be invalid or unenforceable in any respect under applicable law, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of this Agreement are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

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(e) Specific Performance. The Grantee acknowledges that the Company will suffer irreparable harm in the event that the Grantee breaches any of Grantee’s obligations under this Agreement or the Plan and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Grantee agrees that, in the event of a breach or threatened breach by the Grantee of any of Grantee’s obligations under this Agreement or the Plan, the Company will be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, and expedited discovery for the purpose of seeking relief, in order to prevent or to restrain any such breach or threatened breach (and the Grantee agrees to waive (and hereby irrevocably waives) any requirement for the securing or posting of any bond in connection with such remedies).

(f) Notices. All notices, requests, waivers and other communications under this Agreement shall be in writing and shall be provided and effective as set forth in the Plan.

(g) Construction. The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction or interpretation of the provisions hereof. All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

(h) Governing Law. This Agreement and any conflicts arising hereunder or related hereto shall be governed by, and construed under, the laws of the State of Delaware, without regard to its conflicts of laws provisions.

(i) Jurisdiction. THE COMPANY AND THE GRANTEE HEREBY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA (TAMPA DIVISION) (OR IF FEDERAL JURISDICTION DOES NOT EXIST, TO THE APPROPRIATE STATE COURT SITTING IN HILLSBOROUGH COUNTY, FLORIDA) WITH RESPECT TO ANY DISPUTE UNDER OR RELATING TO THIS AGREEMENT OR THE PLAN, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND HIMSELF OR HERSELF THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND THEIR RESPECTIVE APPELLATE COURTS) IN ANY DISPUTE UNDER OR RELATING TO THIS AGREEMENT OR THE PLAN, AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.

(j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE GRANTEE AND THE COMPANY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY MATTER UNDER OR RELATING TO THIS AGREEMENT OR THE PLAN.

(k) Taxes and Withholding. Prior to the issuance of the Shares upon settlement of the RSUs, the Grantee must pay, or otherwise provide for, to the satisfaction of the Company, any applicable federal, state, local or other withholding obligations relating to the RSUs or the settlement thereof or, in the Grantee’s discretion, the Grantee may provide for payment of withholding taxes upon settlement of the RSUs by requesting that the Company retain a number of whole Shares otherwise to be received upon settlement of the RSUs with a Fair Market Value (as determined as of the date of settlement) equal to the statutory minimum amount of taxes required to be withheld (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable tax withholding rules); provided, that fractional Shares shall not be withheld and instead the Grantee must pay any withholding shortfall in cash to the Company.

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(l) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic mail, any one of which shall constitute an original of this Agreement. When counterparts or facsimile or electronic mail copies have been executed by all parties hereto, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto.

(m) Conflicts. To the extent of any conflict between this Agreement and the Employment Agreement, this Agreement shall control.

13. Section 409A. The RSUs are intended to be exempt from Section 409A. Any ambiguity in this Agreement or the Plan will be interpreted to either fall within an exemption to or comply with Section 409A (in each case, without increasing the Company’s cost hereunder). Notwithstanding the foregoing, by signing this Agreement, the Grantee acknowledges that the Company has made no representations as to the treatment of the compensation provided hereunder and the Grantee has been advised to obtain Grantee’s own tax advice. No member of the Company Group shall have any liability to the Grantee or to any other Person in the event that this Agreement or the RSUs are not exempt from, or compliant with, Code Section 409A. The events on which the RSUs become vested and settled by reason of Grantee’s Termination are intended to constitute an “involuntary separation” within the meaning of Code Section 409A and shall be interpreted consistent with such intent (and any provision of this Agreement inconsistent with such intent shall be void). If the Grantee’s Termination does not constitute a “separation from service” within the meaning of Code Section 409A, then any amounts payable hereunder by reason of Grantee’s Termination and which are subject to Code Section 409A shall not be paid or commence until the Grantee has experienced a “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, if the Grantee is a “specified employee” within the meaning of Section 409A as of Grantee’s “separation from service” (within the meaning of Section 409A), then to the extent required by Section 409A, any amount otherwise payable under this Agreement within six (6) months after, and on account of, the Grantee’s “separation from service” (within the meaning of Section 409A), shall be withheld and paid in a lump-sum payment on the earlier of (A) the first regular payroll date of the seventh month following the Grantee’s separation from service or (B) the 10th business day following the Grantee’s death (but not earlier than such payment would have been made absent such death) (all other payments shall be made as if no such delay had occurred). Each payment under this Agreement shall be treated as a separate payment for purposes of Code Section 409A.

14. Company Policies. The Grantee understands and agrees that the RSUs, and all Shares acquired upon settlement of the RSUs, are subject to all Company policies as may be in effect from time to time, regardless of whether such policies are implemented after the Grant Date, including, without limitation, any claw-back policy and any share ownership policy or guidelines.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

LAZYDAYS HOLDINGS, INC.

By:	/s/ Nicholas J. Tomashot
Name:	Nicholas J. Tomashot
Title:	Chief Financial Officer

GRANTEE:

By:	/s/ John North
Name:	John North

Grantee	John North
Grant Date	September 6, 2022
Number of RSUs Granted	105,308